750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202
T 410.244.7400 F 410.244.7742 www.Venable.com

Exhibit 5.1

October 18, 2023

NCR Atleos Corporation

864 Spring Street NW

Atlanta, GA 30308

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as Maryland counsel to NCR Atleos Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration of the issuance by the Company of (i) up to 5,000,000 shares (the “ESPP Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company that the Company may issue pursuant to the NCR Atleos Corporation Employee Stock Purchase Plan (the “ESPP”), (ii) up to 6,000,000 shares (the “Incentive Shares” and, together with the ESPP Shares, the “Plan Shares”) of Common Stock that the Company may issue pursuant to the NCR Atleos Corporation 2023 Stock Incentive Plan (the “Incentive Plan” and, together with the ESPP, the “Plans”), (iii) up to 1,500,000 shares (the “Equity Award Adjustment Shares”) of Common Stock that the Company may issue to certain directors, officers and employees of the Company and its subsidiaries and affiliates and NCR Voyix Corporation, a Maryland corporation (“Voyix”), and Voyix’s subsidiaries and affiliates in conjunction with the adjustment of outstanding equity awards of Voyix (the “Equity Adjustment”) and (iv) up to 1,300,000 shares (the “Departing Award Shares” and, together with the Equity Award Adjustment Shares, the “Equity Adjustment Shares” and, the Equity Adjustment Shares together with the Plan Shares, the “Shares”) of Common Stock issuable to certain former directors, officers and employees of Voyix and its subsidiaries and affiliates upon the settlement of restricted stock unit awards of the Company received in connection with the Equity Adjustment. The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof. The Departing Award Shares may be sold from time to time by the stockholders of the Company named in the Registration Statement under the caption “Selling Stockholders”.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

NCR Atleos Corporation

October 18, 2023

3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. The Plans, each certified as of the date hereof by an officer of the Company;

6. The Employee Matters Agreement, dated as of October 16, 2023 (the “EMA”), by and between the Company and Voyix;

7. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to, among other matters, (a) the Plans, (b) the EMA, (c) the Equity Adjustment and (d) the registration of the issuance of the Shares, certified as of the date hereof by an officer of the Company;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original

NCR Atleos Corporation

October 18, 2023

documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. None of the Plan Shares will be issued in violation of any restriction or limitation contained in the applicable Plan. Upon any issuance of Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6. Each award that provides for the potential issuance of a Share pursuant to a Plan or under the EMA (each, an “Award”) has been or will be duly authorized and validly granted in accordance with the applicable Plan or the applicable plan of Voyix, if applicable.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Plan Shares has been duly authorized and, when and if issued in accordance with the Registration Statement, the Resolutions and the applicable Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

3. The issuance of the Equity Adjustment Shares has been duly authorized and, when and if issued in accordance with the Registration Statement, the Resolutions and the EMA, the Equity Adjustment Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

NCR Atleos Corporation

October 18, 2023

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

8224-564184